UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.______)

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WidePoint Corporation
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WIDEPOINT CORPORATION
11250 Waples Mill Road, South Tower, Suite 210
Fairfax, Virginia 22030

April 29, 2019

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of WidePoint Corporation, which will be held at 10:00 a.m., EST, on Tuesday, June 11, 2019 at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street N.W., Sixth Floor, Washington, D.C. 20007.

The accompanying notice of meeting and proxy statement describe the matters to be voted on at the meeting.

YOUR VOTE IS IMPORTANT. We invite you to attend the meeting in person. If attending the meeting is not feasible, we encourage you to read the proxy statement and vote your shares as soon as possible. To ensure your shares will be represented, we ask that you vote your shares via the Internet or by telephone, as instructed on the Notice of Internet Availability of Proxy Materials or as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail, you may submit your vote by completing, signing, dating and returning the proxy card by mail. You may also vote in person on the day of the Annual Meeting by submitting your vote to the Secretary of the Company. We encourage you to vote via the Internet or by telephone. These methods save us significant postage and processing charges. Please vote your shares as soon as possible. This is your Annual Meeting and your participation is important.

Sincerely, Jin Kang Chief Executive Officer

WIDEPOINT CORPORATION
11250 Waples Mill Road, South Tower, Suite 210
Fairfax, Virginia 22030

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of WidePoint Corporation will be held on Tuesday, June 11, 2019 at 10:00 a.m., EST, at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Sixth Floor, Washington, D.C. 20007 to consider and vote on the following matters described in the accompanying proxy statement:

●
To elect the two director nominees named in the attached proxy statement as Class I directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2022 and to elect the director nominee named in the attached proxy statement as a Class III director to serve until the Annual Meeting of Stockholders in the year 2021;

●
To approve an advisory resolution on executive compensation;

●
To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

●
To ratify the selection of Moss Adams LLP as the Company’s independent accountants; and

●
To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 22, 2019 are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting.

By order of the Board of Directors,
Jin Kang Chief Executive Officer

April 29, 2019

TABLE OF CONTENTS

Notice of Electronic Availability of Proxy Materials	1
Voting Procedures and Securities	1
Proposal One – Election of Directors	4
Board Meetings – Committees of the Board	9
Director Independence	11
Identification and Evaluation of Director Candidates	12
Process for Communicating with Board Members	13
Director Attendance at Annual Meetings	13
Board Leadership Structure and Role in Risk Oversight	13
Director Compensation	14
Section 16(A) Beneficial Ownership Reporting Compliance	15
Executive Officers	16
Principal Stockholders	17
Executive Compensation	20
Certain Related Person Transactions	27
Proposal Two – Advisory Resolution on Executive Compensation	28
Proposal Three – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	29
Proposal Four – Independent Accountants	30
Audit Committee Report	31
Independent Registered Certified Public Accounting Firm Fees and Services	31
Other Information	33
Stockholder Proposals for 2019 Annual Meeting	33
Other Matters	33

WIDEPOINT CORPORATION
11250 Waples Mill Road, South Tower, Suite 210
Fairfax, Virginia 22030

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WidePoint Corporation, a Delaware corporation (referred to herein as “WidePoint,” the “Company,” “we” or “our”), of proxies of stockholders to be voted at the 2019 WidePoint Annual Meeting of Stockholders to be held at the Washington, D.C. offices of Foley & Lardner LLP, located at 3000 K Street, N.W., Sixth Floor, Washington, D.C. 20007 at 10:00 a.m., EST, on Tuesday, June 11, 2019, and any and all adjournments thereof.

Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving written notice to the Secretary of the Company.

This Proxy Statement and the accompanying proxy are first being sent to stockholders of the Company on or about April 29, 2019.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

In accordance with regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish these materials by mail or e-mail. On or about April 29, 2019, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the Notice. For directions to the Annual Meeting, please contact Robert Scorso at (703) 349-2577.

VOTING PROCEDURES AND SECURITIES

Your Vote is Very Important

Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible. You may submit your vote by completing, signing, dating and returning the proxy card by mail. We encourage you to vote via the Internet or by telephone. These methods save us significant postage and processing charges.

Vote Required, Abstentions and Broker Non-Votes

Shares of WidePoint common stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nominees for director listed herein (or a substitute in the event a nominee is unavailable for election); (2) FOR approval of the advisory resolution on executive compensation; (3) FOR THREE YEARS with respect to the frequency of future advisory votes on executive compensation; (4) FOR the ratification of the selection of Moss Adams LLP as the independent accountants for the Company for the current fiscal year; and (5) in their discretion, with respect to such other business as may properly come before the meeting. The Board of Directors has designated Jin Kang and Jason Holloway, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by an inspector of election appointed by the Company for the meeting. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock of the Company entitled to vote are present at the Annual Meeting in person or by proxy. A director is elected by a plurality of the votes cast at the Annual Meeting, which means that the nominee who receives the highest number of properly executed votes will be elected as a director, even if the nominee did not receive a majority of the votes cast. The approval of the advisory resolution on executive compensation and the ratification of the appointment of Moss Adams LLP as the Company’s independent accountants require the affirmative vote of the majority of the votes present, in person or by proxy, and voting at the Annual Meeting.

The advisory resolution on executive compensation, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program. The advisory vote on the frequency of future advisory votes on executive compensation is also non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The choice receiving the most number of votes will be the stockholders’ selection. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Your broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Moss Adams LLP as our independent auditor without receiving voting instructions from you. All other items are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients on any proposal other than the appointment of Moss Adams LLP will not be permitted to vote such shares for any other matters at the Annual Meeting. These "broker non-votes" will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of any of the proposals because in tabulating the voting results, shares that constitute broker non-votes are not considered votes cast on that proposal.

The cost of soliciting proxies will be borne by the Company. Certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Shares Outstanding

As of April 22, 2019, the record date for determining stockholders entitled to vote at the Annual Meeting, a total of 84,112,446 shares of common stock of the Company, par value $.001 per share, which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the common stock as of the close of business on April 22, 2019 are entitled to one vote for each share held when voting at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

Other Business

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Company’s Board is classified into three classes of directors, with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until the earlier expiration of the term of their class of directors or until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the election of two director nominees as Class I directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2022 and one director nominee named in the attached proxy statement as a Class III director to serve until the Annual Meeting of Stockholders in the year 2021.

The Bylaws of the Company provide that the Board will determine the number of directors to serve on the Board. The Company’s Board presently consists of six members (three Class III directors, two Class I directors and one Class II director) with no vacancies. The Board did not re-nominate Morton Taubman for director as a result of his desire to retire from the Board. Accordingly, Mr. Taubman’s term will expire at the Annual Meeting of Stockholders. Mr. Taubman has been a valuable member of the Company’s Board of Directors and the Company wishes him the best in his future endeavors. Each of the director nominees are currently serving as a member of the Board. Assuming the election of each of the director nominees, the Board will consist of five members (two Class I and Class III directors and one Class II director) with no vacancies.

On July 3, 2018, we entered into an appointment and standstill agreement with our significant stockholder, Nokomis Capital, L.L.C. (“Nokomis”). The appointment and standstill agreement, among other things, provided that (i) Nokomis shall be entitled to appoint one qualified independent individual as a director and we shall nominate such appointee for election at the 2019 Annual Meeting of Stockholders and (ii) we and Nokomis shall mutually select a qualified independent individual to serve as a director and we shall nominate such appointee for election at the 2019 Annual Meeting of Stockholders. On February 7, 2019 and in accordance with the terms of the appointment and standstill agreement, the Board appointed Richard L. Todaro and Julia A. Bowen as directors of the Company, with Mr. Todaro as the appointee by Nokomis and Ms. Bowen as the mutual appointee. As part of the agreement, Nokomis, among other things, agreed to customary standstill commitments during the term of the Agreement and to vote its shares in favor of the Board's recommendations regarding director elections and other matters to be submitted to a vote at the 2018 and 2019 Annual Meetings of Stockholders. The term of the agreement expires on the date that is thirty days prior to the deadline related to nominations by stockholders of directors for election at the Company’s 2020 Annual Meeting of Stockholders.

Previously, on July 20, 2017, the Company entered into a prior appointment and standstill agreement with Nokomis pursuant to which, among other things, the Company agreed to appoint Alan Howe (a former director) and Philip Richter as Class II directors of the Company.

Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the persons named below. The Company does not contemplate that the persons named below will be unable or will decline to serve; however, if any nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

Class I Director Nominees For a Term That Will Expire at the 2021 Annual Meeting of Stockholders:

Name	Age	Position

Jin Kang	54	Director and Chief Executive Officer
Julia A. Bowen	52	Director

Jin Kang has served as a director and as our Chief Executive Officer and President since his appointment on July 31, 2017. Prior to his appointment as Chief Executive Officer and President of the Company, Mr. Kang served as Executive Vice President and Chief Operations Officer of WidePoint since June 30, 2012. Mr. Kang has also served as the Chief Executive Officer and President of WidePoint Integrated Solutions Corp., a wholly-owned subsidiary of the Company, since our acquisition of WidePoint Integrated Solutions Corp. formerly, iSYS, LLC on January 4, 2008. Mr. Kang founded WidePoint Integrated Solutions Corp. in 1999 and has managed the company since its inception. Mr. Kang has over 32 years of professional experience in both public and private sectors. Prior to founding, iSYS, LLC (now WidePoint Integrated Solutions Corp.), Mr. Kang held various senior management positions at large technology companies to include, Northrop Grumman, Science Applications International Corporation (SAIC), ManTech, and Atlantic Research Corporation. Mr Kang managed marquee programs for the federal government contracts such as the Combined DNA Index System (CODIS) for the Federal Bureau of Investigation and Defense Medical Information Systems/Systems Integration, Design Development, Operations and Maintenance Services (D/SIDDOMS) Mr. Kang received a Bachelor and Master’s Degrees in Computer Science and Computer Systems Management from the University of Maryland.

Mr. Kang brings to the Board years of experience in the Federal Government Information Technology Services field. This experience, as well as his experience with the Company, led the Board to conclude that he should serve as a director of the Company.

Julia A. Bowen has served as a director since her appointment on February 9, 2019 pursuant to an appointment and standstill agreement with Nokomis. Ms. Bowen is currently senior vice president, general counsel and corporate secretary of The MITRE Corporation, where she advises on all legal matters, including cybersecurity, contracting, international and global presence, intellectual property, HR, and national security. Previously, Bowen held several senior positions in the private sector, including chief legal counsel of DHL Global Mail, vice president, general counsel and secretary of QuadraMed Corporation, and vice president, general counsel and secretary of TREEV. Bowen is an active member of industry, academic and professional groups, including the Executive Circle Advisory Board of the Northern Virginia Technology Council, the Board of Visitors of The Catholic University of America’s Columbus School of Law and the Association of Corporate Counsel. Bowen graduated from The Catholic University of America, where she received her bachelor’s and law degrees. She is admitted to the bars of Maryland, the District of Columbia and Virginia.

Ms. Bowen brings to the Board extensive knowledge of legal and corporate governance experience. This experience, as well as her independence from the Company, led the Board to conclude that she should serve as a director of the Company.

Class III Director Nominee For a Term That Will Expire at the 2021 Annual Meeting of Stockholders:

Name	Age	Position

Richard L. Todaro	46	Director

Richard L. Todaro has served as a director since his appointment on February 9, 2019 pursuant to an appointment and standstill agreement with Nokomis. Mr. Todaro spent 20 years at Kennedy Capital Management, a St. Louis-based, boutique investment firm with more than $5 billion of assets under management, where he held several positions, including portfolio manager and a member of its board of directors. Prior to Kennedy Capital Management, Todaro served as an advisory board member of the University of Missouri – St. Louis Finance Department as well as Gateway Greening. He has also served as a director on public company boards, including Telenav (Nasdaq: TNAV) from 2015 to 2016 and B. Riley Financial (Nasdaq: RILY) from 2014 to 2018. Todaro served in the Air National Guard as a staff sergeant from 1992 to 1998. Todaro received a BSBA in Finance from the University of Missouri – St. Louis and a Master of Finance from Saint Louis University. Todaro is a Chartered Financial Analyst (CFA), and passed the Uniform Investment Advisor Law examination.

Mr. Todaro brings to the board financial and capital market expertise. This experience, as well as his independence from the Company, led the Board to conclude that he should continue to serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS
DIRECTORS OF THE COMPANY.

Directors Not Being Elected in 2019:

The directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. Information regarding each of such directors is provided below.

Class II Director With Term That Will Expire at the 2020 Annual Meeting of Stockholders:

Name	Age	Position

Philip Richter	48	Director

Philip Richter has served as a director since his appointment on July 20, 2017 pursuant to an appointment and standstill agreement with Nokomis. Mr. Richter is President and co-founder of New York City based Hollow Brook Wealth Management, LLC, which was formed in 1999. Hollow Brook is an SEC registered independent wealth management firm that manages and advises capital on behalf of families, foundations, endowments, pension plans, and individuals. Prior to Hollow Brook, Mr. Richter was an equity research analyst at Ingalls & Snyder, LLC, an employee owned investment manager, from 2004-2007, and a managing director of Knickerbocker, LLC, a private investment management family office, from 1998-2003, where he advised an alternative investment portfolio in private equity, venture capital and alternative investments. Earlier he was director of strategic planning for Beneficial Technology Corporation from 1996 to 1998 and a branch manager of consumer finance for Beneficial Management Corporation from 1994 to 1996. Mr. Richter has served as a trustee of the Pray Family Foundation since August 2013. He has also been the Treasurer of the United States Equestrian Team Foundation since January 2012 and has been on the Board of Directors of the Lake Placid Horse Show since January 2008, the Hampton Classic Horse Show since May 2009, and the United States Equestrian Federation since June 2016. Mr. Richter received a B.A. in History at Boston College and holds an MBA from New York University’s Stern School of Business.

Mr. Richter brings to the Board extensive experience in capital management, venture capital and the equity markets. This experience, as well as his independence from the Company, led the Board to conclude that he should serve as a director of the Company.

Class III Director With a Term That Will Expire at the 2021 Annual Meeting of Stockholders:

Name	Age	Position

Otto Guenther	77	Chairman of the Board of Directors

Lieutenant General (Ret.) Otto J. Guenther has served as a director since his appointment on August 15, 2007 and is currently the Chairman of the Board of Directors. He joined the Board after a distinguished 34-year military career, including serving as the Army’s first chief information officer, followed by nearly a decade of exceptional leadership within the federal information technology industry. His key assignments included the following: commanding general for Fort Monmouth, NJ, and the Communications Electronics Command; program executive officer for the Army’s tactical communications equipment; project manager for the Tactical Automated Data Distribution System; and director for the Defense Federal Acquisition Regulatory Council. General Guenther retired from Northrop Grumman Mission Systems, where he served as the Sector Vice President and General Manager of Tactical Systems Division. While there, he oversaw battlefield digitization, command and control, and system engineering activities for the U.S. Army. Under his leadership, the division grew to approximately 1,650 employees across several locations and completed over $700 million in acquisitions. Previously General Guenther was general manager of Computer Associates International’s Federal Systems Group, a $300 million operation providing IT products and services to the federal market area. General Guenther was awarded several honors by the U.S. Army, including the Distinguished Service Medal, Legion of Merit (Oak Leaf Cluster), Defense Superior Service Medal (Oak Leaf Cluster), Joint Service Medal, and Army Commendation Medal. Recognized for his work within the industry, he also received several Armed Forces Communications and Electronics Association awards and was inducted into the Government Computer News Hall of Fame. Currently, General Guenther sits on two educational foundations, AFCEA Education Foundation and Aurora Foundation, and since 2006 has been an active trustee at McDaniel College. General Guenther received a Bachelor of Science Degree in Economics from Western Maryland College, now called McDaniel College, and a Master’s Degree in Procurement and Contracting from the Florida Institute of Technology.

General Guenther brings to the Board extensive knowledge of the federal marketplace as a result of a career that has spanned both military and informational technology industries, as well as over 30 years of acquisition and procurement experience. In addition, General Guenther’s knowledge of federal infrastructure as well as experience in successful business development and board service is particularly valuable to the Company. This experience, as well as his independence from the Company and his prior performance as a Board member, led the Board to conclude that he should continue to serve as a director of the Company.

BOARD MEETINGS – COMMITTEES OF THE BOARD

The Board of Directors held nine (9) meetings during 2018. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which each such director served.

The Board currently has the following standing Committees: Audit; Corporate Governance and Nominating, Mergers and Acquisitions; and Compensation. The current composition of the Board of directors and standing committees of the Board of Directors is summarized below:

Name	Board Class	Term End	Board of Directors	Audit Committee	Corporate Governance and Nominating Committee	Mergers and Acquisitions Committee	Compensation Committee
Otto J. Guenther	III	2021	X*	X	X	X	X
Julia A. Bowen	III	2021	X	X	X	X	X
Richard L. Todaro	III	2021	X	X	X
Philip Richter	II	2020	X			X	X
Morton S. Taubman	I	2019	X	X		X
Jin H. Kang	I	2019	X**
*Individual holds the chairman position.
**Individual is not an independent member of the board of director.

The Audit, Corporate Governance and Nominating, and Compensation Committees consist entirely of independent, non-employee directors in accordance with the listing standards of the NYSE American. Membership and principal responsibilities of the Board’s Committees are described below. Each Committee of the Board has adopted a charter and each such charter is available free of charge on our website, www.widepoint.com, or by writing to WidePoint Corporation, 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030, c/o Corporate Secretary.

Audit Committee

The Audit Committee met four (4) times in 2018. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934. The primary functions of the Audit Committee are to: appoint (subject to stockholder approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as the Company’s independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of disagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in our Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve related person transactions in accordance with the policies and procedures of the Company; and consider the accountants’ independence and establish policies and procedures for pre-approval of all audit and non-audit services provided to WidePoint by the independent accountants who audit its financial statements. At each meeting, Audit Committee members may meet privately with representatives of Moss Adams LLP, our independent accountants, and with the Company’s Executive Vice President and Chief Financial Officer.

The Board has determined that each member of the Audit Committee meet the definition of "independent director" for purposes of serving on an audit committee under applicable rules of the Securities and Exchange Commission and the listing standards of the NYSE American. In addition, the Board has determined that Mr. Taubman and Mr. Todaro each satisfies the “financially sophisticated” requirements set forth in the NYSE American Company Guide, and has designated each of Mr. Taubman and Mr. Todaro as the “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met one (1) time in 2018. The primary functions of this Committee are to: identify individuals qualified to become Board members and recommend to the Board the nominees for election to the Board at the next Annual Meeting of Stockholders; review annually and recommend changes to the Company’s Corporate Governance Guidelines; lead the Board in its annual review of the performance of the Board and its committees; review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between WidePoint and any person or entity affiliated with a director, and the structure and composition of the Board’s Committees; review the Company’s policies and programs relating to compliance with its Code of Business Conduct and such other matters as may be brought to the attention of the Committee regarding WidePoint’s role as a responsible corporate citizen. See “Identification and Evaluation of Director Candidates” and “Director Compensation” in this proxy statement.

Compensation Committee

The Compensation Committee met two (2) times in 2018. The primary functions of the Compensation Committee are to: evaluate and approve executive compensation plans, policies and programs, including review of relevant corporate and individual goals and objectives, as submitted by the Chief Executive Officer; evaluate the Chief Executive Officer’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the Chief Executive Officer’s compensation level based on this evaluation; review and approve the annual salary and other remuneration of all other officers; review the management development program, including executive succession plans; review with management, prior to the filing thereof, the executive compensation disclosure included in this proxy statement; recommend individuals for election as officers; and review or take such other action as may be required in connection with the bonus, stock and other benefit plans of WidePoint and its subsidiaries.

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee met two (2) times in 2018. The primary functions of this Committee are to: review and analyze transaction opportunities brought to its attention by executive senior management or other sources including industry experts.

DIRECTOR INDEPENDENCE

The listing standards of the NYSE American require that our Board be comprised of a majority of "independent directors" and that the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee each be comprised solely of "independent directors," as defined under the listing standards of the NYSE American.

The Company’s Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board of Directors. Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of the Company’s non-employee directors satisfy the independence criteria set forth in the listing standards of the NYSE American and Securities and Exchange Commission rules.

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES

The Corporate Governance and Nominating Committee is charged with seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board of Directors. The Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders.

Director candidates are reviewed by the Committee based on the needs of the Board and the Company’s various constituencies, their relative skills, characteristics and age, and against the following qualities and skills that are considered desirable for Board membership: exemplification of the highest standards of personal and professional integrity; independence from management under applicable securities laws, listing standards, and the Company’s Corporate Governance Principles; experience and industry and educational background; potential contribution to the composition, diversity and culture of the Board; and ability and willingness to constructively challenge management through active participation in Board and committee meetings and to otherwise devote sufficient time to Board duties.

The Committee’s charter includes diversity as one of the criteria used to evaluate director candidates. The Corporate Governance and Nominating Committee may consider diversity in its broadest sense when evaluating candidates. Though we do not have a formal policy regarding how diversity will be considered in identifying potential director nominees, our Corporate Governance Guidelines direct that the evaluation of nominees should include (but not be limited to) an assessment of whether a nominee would provide the Board with a diversity of viewpoints, backgrounds, experiences, and other demographics.

In evaluating the needs of the Board, the Committee considers the qualifications of sitting directors and consults with other members of the Board, the Chief Executive Officer and other members of senior management. All recommended candidates must possess the requisite personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in, and contribute to, Board and committee meetings. Additionally, the Committee conducts regular reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder or a group of stockholders that beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least two years as of the date of recommendation may recommend a director candidate that the Committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be made in writing addressed to the Chairman of the Corporate Governance and Nominating Committee at the Company’s principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement.

Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. There will be no differences between the manner in which the Committee evaluates a nominee recommended by a stockholder and the manner in which the Committee evaluates nominees recommended by other persons.

The Company did not receive in a timely manner, in accordance with the Securities and Exchange Commission’s requirements, any recommendation of a director candidate from a stockholder, or group of stockholders that beneficially owned at least 5% of the Company’s outstanding shares of common stock for at least two years as of the date of recommendation other than the appointment and standstill agreements with Nokomis.

PROCESS FOR COMMUNICATING WITH BOARD MEMBERS

Interested parties may communicate directly with the Board, or the presiding director for an upcoming meeting or the non-employee directors as a group, by writing to WidePoint Corporation, 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030, c/o Corporate Secretary. Communications may also be sent to individual directors at the above address.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Company has adopted a policy that each director should attempt to attend and/or be available via online access or phone for each Annual Meeting of Stockholders. All members of the Board attended last year’s Annual Meeting of Stockholders.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate. Our board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman in different individuals or in the same individual if, in the Board’s judgment, a combined Chief Executive Officer and Chairman position is determined to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.

The positions of Chief Executive Officer and Chairman have been separate since Steve L. Komar retired as our Chief Executive Officer in January 2017. In connection with the retirement of Steve L. Komar from our Board of Directors, the Board selected Otto J. Guenther as the non-executive Chairman of the Board in October 2017. Our Board retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

Non-management members of the Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. Following an executive session of non-employee directors, the Presiding Independent Director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties.

The Board oversees the management of the risks inherent in the operation of the Company’s business. This is accomplished principally through the Audit Committee. Additionally, the Compensation Committee is responsible for overseeing the assessment of risks associated with the Company’s compensation policies and programs. Each of these committees receives and discusses reports regularly with members of management who are responsible for applicable day-to-day risk management functions of the Company, and reports regularly to the Board. The Board’s, the Audit Committee’s and the Compensation Committee’s respective roles in our risk oversight process have not affected our Board leadership structure.

DIRECTOR COMPENSATION

In December 2017, the Compensation Committee of the Board of Directors authorized a board member compensation study by Compensia, an independent compensation consultant, to evaluate whether the current annual retainer reflects market compensation for directors of similarly-sized organizations. In order to attract and retain qualified directors, the Compensation Committee of the Board of Directors recommended, and the full Board of Directors approved, an increase in the annual retainer per board member to include $20,000 in cash and $50,000 in restricted stock that vests at the annual meeting of stockholders in 2018. The following table sets forth director compensation for the year ended December 31, 2018:

Director Name	Fees Earned or Paid	Stock Awards ($) (1)	All Other Compensation ($)	Total Annual Board Retainer
Otto J. Guenther	$18,750	$50,000	$-	$68,750
James Ritter	18,750	50,000	-	68,750
George Norwood	18,750	50,000	-	68,750
Philip Richter	18,750	50,000	-	68,750
Alan B. Howe*	18,750	50,000	-	68,750
Morton S. Taubman	18,750	50,000	-	68,750

(1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718. Additional information about the assumptions used when valuing equity awards is set forth in the notes the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 22, 2019.
* Former member of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Statements of Changes in Beneficial Ownership of Securities on Form 4 are generally required to be filed before the end of the second business day following the day on which the change in beneficial ownership occurred. Based on the Company's review of Forms 3 and 4 filed during 2018, all such Forms 3 and Forms 4 were filed on a timely basis except for one late Form 4 filed by Jin Kang reporting the purchase of shares of common stock.

EXECUTIVE OFFICERS

The Company’s executive officers as of April 22, 2019 are as follows:

Name	Age	Position

Jin Kang	54	Chief Executive Officer, President and Director

Jason Holloway	50	Executive Vice President, Chief Sales and Marketing Officer, and President of WidePoint Cybersecurity Solutions Corporation

Kito Mussa	42	Executive Vice President and Chief Financial Officer (until May 15, 2019)

Ian Sparling	53	Interim Chief Financial Officer (effective May 15, 2019) and CEO of Softex Communications Ltd.

For information with respect to Jin Kang, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among any of our executive officers or directors.

Jason Holloway has served as the Chief Executive Officer and President of WidePoint’s wholly-owned subsidiary, WidePoint Cybersecurity Solutions Corporation, since July 1, 2017 and has served as the Company’s Executive Vice President and Chief Sales and Marketing Officer since May 2016. Mr. Holloway has been in the IT industry for more than 25 years, holding senior executive positions in multiple IT organizations, with a primary focus on business development, sales, and management to profitability. Mr. Holloway has industry vertical experience in Government, Technology, Finance, Transportation, Health Care, Entertainment, and Manufacturing. Mr. Holloway co-founded Nexcentri, an IT provider for the Credit Union industry, in 2001 and served as president and CEO until 2013. At Nexcentri, working with key vendor partners including Microsoft, First Data, and HP, he developed and implemented three successful financial services software products and was recognized as the first Credit Union service organization to successfully conduct business internationally. Prior to Nexcentri, he was president and CEO of Networked Knowledge Systems (NKS), a global Linux security managed service company where he increased annual revenue more than 800% in five years, servicing clients such as IBM and PwC, and making NKS an Open Source Managed Security industry leader. In addition, Mr. Holloway has held several key executive roles within technology start-up companies that were being positioned for an IPO.

Kito Mussa became the Company’s Executive Vice President and Chief Financial Officer since his appointment on January 2, 2018 after serving as Interim Chief Financial Officer between October 2017 and December 2017. Prior to being appointed as the Chief Financial Officer, Mr. Mussa served as the Vice President and Controller for more than five years and played a key role driving changes in a number of areas throughout the Company. Mr. Mussa has strong expertise in the Company’s industry as well as deep expertise in other industries such as information technology, healthcare, consumer finance and professional services. Mr. Mussa has more than 19 years of diverse experience overseeing a number of key business areas including financial management, acquisition due diligence, financial systems, financial and regulatory reporting, employee development and human resource management. Prior to joining the Company, Mr. Mussa spent many years as a CPA in public accounting and provided audit, litigation support, forensic accounting, business valuation and other management advisory services to publicly-traded and privately held corporations. While in public accounting, Mr. Mussa worked at both Moss Adams LLP and PricewaterhouseCoopers LLP. Mr. Mussa also held the role of SEC Director of Financial Reporting at American Express where he implemented and oversaw internal control over financial reporting, prepared SEC filings and registration statements and automated preparation of financial statements and disclosures. Mr. Mussa is a licensed certified public accountant in Washington and Virginia and holds several globally recognized credentials in financial management. Mr. Mussa holds Bachelor’s Degrees in Accounting and Finance from Seattle University. On April 12, 2019, we accepted Mr. Mussa’s resignation as the Company’s Chief Financial Officer and Executive Vice President to pursue other opportunities effective May 15, 2019. Mr. Mussa’s resignation was not a result of any disagreement with the Company. The Company intends to conduct a search for a new Chief Financial Officer.

Ian Sparling was appointed to the position of interim Chief Financial Officer effective May 15, 2019 in connection with Mr. Mussa’s resignation. Mr. Sparling has served as the President and CEO of the Company’s subsidiary, Soft-ex Communications Ltd (“SCL”), since 2006. Prior to his role as CEO of SCL, Mr. Sparling held the positions of Chief Commercial Officer and CFO at SCL. He was also Group Financial Controller at a large public quoted (LSE) European Industrial Holding Company and worked in assurance for a number of years with PricewaterhouseCoopers. In addition, Mr. Sparling has acted as a Board Advisor to a number of internationally traded Irish companies. Mr. Sparling is a Fellow of the Institute of Chartered Accountants, holds a Bachelor of Commerce degree from University College Dublin and a post graduate in Professional Finance from the Smurfit Business School. He also holds a Diploma in International Selling from Dublin Institute of Technology and is currently studying for a Diploma in Corporate Governance with the Institute of Directors (UK).

PRINCIPAL STOCKHOLDERS

Security Ownership of Directors and Executive Officers

In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, except as otherwise noted, and shares underlying stock options that are exercisable currently or within 60 days. The calculation of the percentage of outstanding shares is based on 84,112,446 shares outstanding as of April 22, 2019. The mailing address for each of our directors, director nominees and officers is 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030.

The following tables set forth the number of shares of our common stock beneficially owned as of April 22, 2019 by each director, director nominee, executive officer and beneficial owner of more than 5% of the outstanding shares of the common stock:

Directors, Nominees and Executive Officers	Direct Common Stock Owned	Restricted Stock Owned	Stock Options Exercisable (1)	Number of Shares of Common Stock (1)	Percent of Common Stock Outstanding (1)

Otto Guenther (2)	208,936	-	50,000	258,936	*
Morton Taubman (2)	-	-	50,000	50,000	*
Philip Richter (2)	177,683	-	50,000	227,683	*
Jin Kang (3)	3,138,674	33,330	195,000	3,333,674	3.9%
Jason Holloway (4)	867,665	16,665	-	867,665	1.0%
Kito Mussa (5)	44,965	16,665	166,666	211,631	*
Julia Bowen (6)	-	-	-	-	*
Richard Todaro (6)	-	-	-	-	*
All directors and officers as a group (8 persons) (7)	4,371,263	66,660	511,666	4,949,589	5.9%
 __________________________
*Indicates ownership percentage is less than 1.0%.

(1) Assumes in the case of each stockholder listed above that all options and/or restricted stock held by such stockholder that are exercisable currently or vesting within 60 days of April 22, 2019 were fully exercised or vested by such stockholder, without the exercise or vesting of any shares of restricted stock or options held by any other stockholders.

(2) Includes 50,000 earned and exercisable options to purchase shares from the Company at a price $0.44 per share through June 23, 2022, pursuant to a stock option granted on June 23, 2017.

(3) Includes (i) 170,000 earned and exercisable options to purchase shares from the Company at a price of $0.76 per share until March 20, 2020, pursuant to a stock option granted on March 20, 2013, and (iii) 25,000 earned and exercisable options to purchase shares from the Company at a price of $1.38 per share until May 8, 2020, pursuant to a stock option granted on May 8, 2015. Excludes 750,000 unvested options to purchase shares from the Company at a price of $0.65 per share until September 27, 2022, pursuant to a stock option granted on September 27, 2017. Excludes 66,670 shares of unvested restricted stock and a performance-based equity award of $62,500 earned in 2018 to be granted in 2019.

(4) Excludes (i) 500,000 unearned and unexercisable options to purchase shares from the Company at a price of $0.70 per share until April 27, 2019, pursuant to a stock option granted on April 26, 2016. Excludes 33,335 shares of unvested restricted stock and a performance-based equity award of $62,500 earned in 2018 to be granted in 2019.

(5) Includes (i) 50,000 earned and exercisable options to purchase shares from the Company at a price of $0.46 per share until January 31, 2020, pursuant to a stock option granted on January 31, 2015, (ii) 50,000 earned and exercisable options to purchase shares from the Company at a price of $0.68 per share until April 22, 2021, pursuant to a stock option grant of 100,000 options awarded on April 22, 2016, and (iii) 16,666 earned and exercisable options to purchase shares from the Company at a price of $0.55 per share until September 19, 2022, pursuant to a stock option grant of 25,000 options awarded on September 19, 2017. Excludes 33,335 shares of unvested restricted stock.

(6) Excludes ___ shares of unvested restricted stock.

(7) Includes the shares referred to as included in notes (2) through (6) above.

Security Ownership of Certain Beneficial Owners (Greater than 5% Holders)

The following table sets forth beneficial owners of more than 5% based on 84,112,446 outstanding shares of Common Stock as of April 22, 2019:

	Number of Shares of Common	Percent of Common Stock
Names and Complete Mailing Address	Stock	Outstanding

Nokomis Capital, L.L.C., and Brett Hendrickson 2305 Cedar Springs Rd., Suite 420 Dallas, Texas 75201	12,774,251	15.2	%(1)

(1)
Based on information provided in Amendment No. 3 Schedule 13D/A filed on July 6, 2018, Nokomis Capital, L.L.C. is a Texas limited liability company and Mr. Brett Hendrickson is the principal of Nokomis Capital, L.L.C. The Schedule 13D relates to shares purchased by Nokomis Capital through the accounts of certain private funds and managed accounts (collectively, the “Nokomis Accounts”). Nokomis Capital serves as the investment adviser to the Nokomis Accounts and may direct the vote and dispose of the shares held by the Nokomis Accounts. As the principal of Nokomis Capital, Mr. Hendrickson may direct the vote and disposition of the shares held by the Nokomis Accounts. Pursuant to Rule 16a-1, both Nokomis Capital and Mr. Hendrickson disclaim such beneficial ownership.

On July 3, 2018, we entered into an appointment and standstill agreement with Nokomis. The appointment and standstill agreement, among other things, provided that (i) Nokomis shall be entitled to appoint one qualified independent individual as a director and we shall nominate such appointee for election at the 2019 Annual Meeting of Stockholders and (ii) we and Nokomis shall mutually select a qualified independent individual to serve as a director and we shall nominate such appointee for election at the 2019 Annual Meeting of Stockholders. On February 7, 2019 and in accordance with the terms of the appointment and standstill agreement, the Board appointed Richard L. Todaro and Julia A. Bowen as Class III directors of the Company, with Mr. Todaro as the appointee by Nokomis and Ms. Bowen as the mutual appointee. Also, on July 20, 2017, we previously entered into an appointment and standstill agreement with Nokomis, pursuant to which, among other things, the Company agreed to immediately appoint Alan Howe (a former director) and Philip Richter as Class II directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2018 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2018. The NEOs are identified below in the table titled “Summary Compensation Table.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation take before or after 2018 when we believe it enhances the understanding of our executive compensation program.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated executive and senior management team is essential to the future performance of our Company and to building stockholder value. We have sought to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

■
to motivate our executive officers to achieve strong financial performance;
■
to attract and retain executive officers who we believe have the experience, temperament, talents and convictions to contribute significantly to our future success; and
■
to align the economic interests of our executive officers with the interests of our stockholders.

Setting Executive Compensation

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our NEOs, setting the compensation and other benefits of our NEOs, overseeing the Company’s response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our equity compensation plans. The Company’s compensation planning is done annually for cash based performance goals and in multi-year periods for equity based performance goal setting.

It is our Chief Executive Officer’s (CEO) responsibility to provide recommendations to the Compensation Committee for most compensation matters related to executive compensation. The recommendations are based on a general analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations and has the right to obtain independent compensation advice. Neither the Chief Executive Officer nor any other members of management is present during executive sessions of the Compensation Committee. The Chief Executive Officer is not present when decisions with respect to his compensation are made. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program.

We have not historically utilized a compensation consultant to set the compensation of our NEOs.

Elements of Executive Compensation

We believe the most effective compensation package for our NEOs is one designed to reward achievement of individual and corporate objectives, provide for short-term, medium-term and long-term financial and strategic goals and align the interest of management with those of the stockholders by providing incentives for improving stockholder value. Compensation for our NEOs consists of base salary and an annual bonus opportunity, along with multi-year accelerated vesting goals associated with either stock option awards and or stock grant awards. Our annual bonus opportunity is intended to incentivize the achievement of goals that drive annual and multi-year performance, while our accelerated stock option and or stock grant vesting goals are intended to incentivize the achievement of goals that drive multi-year performance.

Base Salary. We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. The fiscal 2018 and projected fiscal 2019 salaries of our named executive officers and the percentage increases over their base salaries, are as follows:

Name	Fiscal 2018 Base Salary	Percentage Increase Over Fiscal 2017 Base Salary	Fiscal 2019 Base Salary	Percentage Increase Over Fiscal 2018 Base Salary
Jin Kang	$300,000	13%	$325,000	8%
Kito Mussa	$200,000	11%	$215,000	8%
Jason Holloway	$265,000	n/a	$265,000	n/a

Annual Performance-Based Bonus Opportunity. Our performance-based incentive compensation in recent years has included targets for achieving various levels of revenue, operating income, and other financial goals and metrics, along with individual performance assessments that has included goals in personal professional improvement, team building, and other individual personal growth goals. The amount of the annual discretionary performance-based bonus award is based on individual performance assessments along with the financial performance of the Company. In 2018, the annual performance-based bonus opportunity was for up to 100% of a NEOs base salary. Earned awards are payable 50% in cash and 50% in stock awards. In 2018, our NEOs each earned a $125,000 performance-based bonus due to the Company achieving certain financial goals.

In 2019, each of our NEOs have a target bonus of 50% of their base salary with the opportunity to earn a cash bonus of up to 100% of their base annual salary if they achieve certain financial targets of cash flows, revenue and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA).

Equity Awards. The Company has used equity grants and awards linked to accelerated vesting goals to reinforce the alignment of interest of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our Common Stock, which, in turn, is indirectly attributable to the performance of our executive officers. In January 2018, we awarded Mr. Kang, Mr. Holloway, and Mr. Mussa, 100,000 shares, 50,000 shares and 50,000 shares of restricted common stock, respectively, subject to time and accelerated vesting conditions, including the achievement of certain financial targets of cash flows, revenue and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). There were no stock option awards granted during 2018 to our NEOs.

The acceleration of equity awards are generally tied to company specific performance measures including but not limited to managed services revenue, Adjusted EBITDA and other triggers that are deemed to have a significant impact on the financial performance goals of the Company.

We believe these cash and equity-based award opportunities reinforce the alignment of interests of our NEOs with those of our stockholders as they indirectly influence the performance of the Company’s common stock. We believe the compensation model described above for our NEOs motivates our NEOs to expand their expertise and expand the effectiveness of the Company’s staff allowing for greater organization efficiencies while improving Company performance, which drives short-term, medium-term, and long-term organizational improvement and ultimately value for the stockholders in the form of better financial and common stock performance.

Retirement and Other Benefits. We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a defined contribution 401(k) savings plan. We also provide health, dental, vision, short term disability insurance and basic life insurance to our NEOs on the same basis offered to all of our employees.

Summary Compensation Table

The following table summarizes the compensation paid by us in each of the last two recently completed fiscal years for our NEOs:

Name	Year	Base Salary (1)	Bonuses	Option Awards (2)	Stock Awards (2)	Other Compensation	Total Compensation
Jin Kang	2018	$300,000	$62,500(3)	$-	$130,500(6)	$-	$493,000
Chief Executive Officer,	2017	$259,607	$-	$298,575(4)	$-	$-	$558,182
President and Director

Jason Holloway	2018	$265,000	$62,500(3)	$-	$96,500(7)	$-	$424,000
Executive Vice President,	2017	$207,920	$-	$-	$-	$-	$207,920
Chief Sales and Marketing
Officer and President of
WidePoint Cybersecurity
Solutions Corporation

Kito Mussa	2018	$200,000	$-	$-	$34,000(8)	$-	$234,000
Executive Vice President	2017	$180,000	$-	$8,407(5)	$-	$-	$188,407
and Chief Financial Officer

(1) Amount represents annual base salary paid to executive.
(2) Amount represents the grant date fair value calculated pursuant to ASC Topic 718. Additional information about the assumptions used when valuing equity awards is set forth in the notes the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 22, 2019.
(3) Performance-based discretionary award of $125,000, 50% of which is paid in cash and 50% is paid in stock.
(4) During fiscal 2017 Mr. Kang was granted an equity award of 750,000 options on September 27, 2019 that vest in September 2021, subject to acceleration if certain performance goals were met as described in further detail below under the section “Outstanding Equity Awards”.
(5) During fiscal 2017 Mr. Mussa was granted an equity award of 25,000 options on September 19, 2017.
(6) During fiscal year 2018 Mr. Kang was granted a restricted stock award of 100,000 shares on January 2, 2018. Also, includes a stock award of $62,500 earned as a performance-based discretionary award (to be granted in 2019).
(7) During fiscal year 2018 Mr. Holloway was granted a restricted stock award of 50,000 shares on January 2, 2018. Also, includes a stock award of $62,500 earned as a performance-based discretionary award (to be granted in 2019).
(8) During fiscal year 2018 Mr. Mussa was granted a restricted stock award of 50,000 shares on January 2, 2018.

  Grant of Plan Based Awards During 2018

During the year ended December 31, 2018, NEOs were granted equity awards as summarized below:

Name	Grant Date	Date of Committee Action	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jin Kang	1/2/18	1/2/18	100,000	$68,000
Chief Executive Officer,
President and Director

Jason Holloway	1/2/18	1/2/18	50,000	$34,000
Executive Vice President,
Chief Sales and Marketing
Officer and President of
WidePoint Cybersecurity
Solutions Corporation

Kito Mussa	1/2/18	1/2/18	50,000	$34,000
Executive Vice President
and Chief Financial Officer

 (1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718. Additional information about the assumptions used when valuing equity awards is set forth in the notes the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 22, 2019.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information on outstanding equity awards held by NEOs at December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Equity Incentive Plan Awards: Unearned Shares or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Rights that have not Vested ($)
Jin Kang	170,000(1)	-	$0.57	3/21/13	3/20/20	100,000(5)	$42,000
Chief Executive Officer,	25,000(1)	-	$1.38	5/8/15	5/8/20
President and Director	-	750,000(2)	$0.65	9/7/17	9/27/22

Jason Holloway	-	500,000(3)	$0.70	4/26/16	4/26/21	50,000(5)	$21,000
Executive Vice President,
Chief Sales and Marketing
Officer and President of
WidePoint Cybersecurity
Solutions Corporation

Kito Mussa	50,000(1)	-	$0.46	1/30/13	1/30/20	50,000(5)	$21,000
Executive Vice President	100,000(1)	-	$0.68	4/22/16	4/22/21
and Chief Financial Officer	16,667(4)	8,333	$0.55	9/19/17	9/19/22

(1) All options are fully vested.

(2) All options vest on September 27, 2021 provided that executive is employed by the Company. Options are subject to accelerated vesting of 250,000 options for each financial performance condition met. Acceleration provisions will be considered achieved when executive: i) achieves three consecutive quarters of positive earnings before interest, taxes, depreciation and amortization; ii) thirty percent revenue growth excluding carrier services; or iii) positive cash flow for 12 successive months.

(3) All options vest on April 27, 2019 provided that executive is employed by the Company.

(4) All options vest one-third per year over a term of three years, subject to continued service.

(5) Restricted stock vests one-third on January 2, 2019, one-third on January 2, 2020 and one-third on January 2, 2021, subject to continued service.

Option Exercises and Stock Vested for Fiscal 2018

There were no stock option exercises or restricted stock vested for any NEO’s in fiscal 2018.

Employment Agreements and Compensation Arrangements;
Termination and Change in Control Provisions

The following describes the terms of employment agreements between the Company and the named executive officers included in the above Summary Compensation Table and sets forth information regarding potential payments upon termination of employment or a change in control of the Company.

Mr. Kang. On December 20, 2017, we entered into an employment agreement with Mr. Kang for a three year employment agreement, effective January 1, 2018, providing the following: (i) an annual base salary of $300,000 (increasing $25,000 annually); (ii) an annual target bonus opportunity equal to 50% of the base salary (with a maximum of 100% of base salary) based on the Company achieving performance goals determined by the Compensation Committee of the Board of Directors (payable one-half in cash and one-half in common stock of the Company); (iii) a restricted stock grant of 100,000 shares of common stock effective January 2, 2018 vesting only if certain performance goals are met, (iv) participation in the Company’s employee benefit plans and (v) four (4) weeks of vacation. The employment agreement contains severance provisions which provide that upon the termination of his employment without Cause (as described below) or his voluntary resignation for a Good Reason (as described in below), Mr. Kang will receive severance compensation payable in a lump-sum of cash equal six (6) month’s base salary (increasing to twelve (12) months of base salary if terminated after the first year) and a pro rata bonus amount. The employment agreement further provides that if within 90 days prior to or two years after a change in control of the Company there occurs any termination of Mr. Kang for any reason other than for Cause or a voluntary resignation without a Good Reason, then the Company will be required to pay to Mr. Kang a one-time severance payment equal twelve (12) months base salary and a pro rata bonus.

Mr. Holloway. On December 20, 2017, we entered into an employment agreement with Mr. Holloway. The employment agreement for Mr. Holloway is the same as Mr. Kang’s, except that it provides for: (i) an annual base salary of $265,000; (ii) a restricted stock grant of 50,000 shares of common stock effective January 2, 2018 vesting only if certain performance goals are met and (iii) the severance compensation payable upon termination without Cause or For Good Reason is equal six (6) month’s base salary (increasing to twelve (12) months of base salary if terminated after the first year).

Mr. Sparling.  We are party to an employment agreement with Mr. Sparling to serve as the Chief Executive Officer of SCL. The employment agreement provides for an annual base salary of €200,000. In addition, Mr. Sparling shall be eligible to receive bonus compensation of up to 100% of his annual salary. Mr. Sparling will also receive an annual automobile allowance in the amount €16,500 and SCL will contribute up to €15,000 to SCL’s pension scheme. The employment period will continue unless terminated earlier by (i) Mr. Sparling upon not less than 3 months’ advance written notice or SCL upon not less than 9 months’ advance written notice, (ii) SCL or Mr. Sparling with Good Reason (as defined therein), immediately, provided that the remuneration to which Mr. Sparling is entitled under the Employment Agreement shall continue for a period of 9 months following such termination (which shall be increased to 12 months if within a specified period of a change in control), or (iii) by SCL upon the occurrence of certain events or actions by Mr. Sparling, including Mr. Sparling being declared bankrupt or being found guilty of fraud, serious misconduct or willful neglect to carry out his duties under the employment agreement.

A termination of an executive’s employment by the Company shall be deemed for “Cause” if, and only if, it is based upon the following: (i) executive's failure, neglect or refusal to perform executive’s material duties (in each instance, other than any such failure resulting from incapacity due to physical or mental illness); (ii) executive's failure to comply with any valid, material and legal directive of the Board of Directors; (iii) executive's engagement in dishonesty, illegal or disloyal conduct, or willful or grossly negligent misconduct, which is, in each case, injurious to the interests, reputation or business of the Company or its Affiliates as determined by the Compensation Committee of the Board of Directors; (iv) executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's employment with the Company; (v) executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) any material failure by executive to comply with the Company's written policies or rules, as they may be in effect from time to time during the employment term; or (vii) executive's material breach of any material obligation under the agreement or any other written agreement between executive and the Company.

A resignation by executive shall not be deemed to be voluntary and shall be deemed to be a resignation with “Good Reason” if it is based upon (i) a material diminution in executive’s title, duties, responsibilities, authority or salary; (ii) a material reduction in bonus target or benefits; (iii) a direction by the Board of Directors that executive report to any person or group other than the Board of Directors; (iv) a requirement that the executive relocate; or (v) the Company’s material breach of the agreement.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained herein with management. Based on our Compensation Committee’s review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included herein.

Bowen (Chair)
Richter
Guenther

CERTAIN RELATED PERSON TRANSACTIONS

A related person transaction is a consummated or currently proposed transaction in which the Company has been, is or will be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

The Company was not a participant in any related person transactions in the past two fiscal years and no such transactions are currently proposed.

Under the Company’s corporate governance principles (the “Corporate Governance Principles”), a majority of the Company’s Board will consist of independent directors. An “independent” director is a director who meets the NYSE American definition of independence and other applicable independence standards under SEC guidelines, as determined by the Board. The Company’s Corporate Governance and Nominating Committee conduct an annual review of the independence of the members of the Board and its Committees and report its findings to the full Board of Directors. Based on the report and recommendation of the Corporate and Nominating Governance Committee, the Board has determined that each of the Company’s non-employee directors satisfies the independence criteria set forth in the applicable NYSE American listing standards and SEC rules. Each standing Board Committee consists entirely of independent, non-employee directors.

Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present.

PROPOSAL TWO – ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2018 executive compensation as reported in this proxy statement.

We urge stockholders to read the "Executive Compensation" section beginning on page 24 of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Widepoint Corporation (the "Company") approve, on an advisory basis, the 2018 compensation of the Company's named executive officers disclosed in the Executive Compensation section of the Company’s proxy statement.

This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL THREE – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 3 should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide stockholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A triennial vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to stockholder input, engage with stockholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time for any implemented changes to take effect and allow stockholders sufficient time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL FOUR – INDEPENDENT ACCOUNTANTS

The Audit Committee is recommending that stockholders ratify its appointment of Moss Adams LLP as independent accountants for WidePoint to audit its consolidated financial statements for the fiscal year ending December 31, 2019, to perform audit-related services, including review of our quarterly interim financial information, periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. The stockholder vote is not binding on the Audit Committee. If the appointment of Moss Adams LLP is not ratified by stockholders, the Audit Committee will evaluate the basis for the stockholders' vote when determining whether to continue the firm's engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Moss Adams LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

A resolution will be presented at the Annual Meeting to ratify the appointment of Moss Adams LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2019. A representative of Moss Adams LLP will be available either via phone or in person at the Annual Meeting to answer appropriate questions concerning the Company’s financial statements and to make a statement if desired.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE COMPANY’S AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee has: (a) reviewed and discussed the audited financial statements with the management of the Company; (b) discussed with the Company’s independent auditors, Moss Adams LLP, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 and the American Institute of Certificated Public Accountants’ Statement on Auditing Standards No. 114; (c) received from the Company’s independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and discussed with the Company’s independent auditors their independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2018.

The foregoing report is submitted by the members of the Audit Committee:

Taubman (Chair)
Todaro
Bowen
Guenther

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth fees paid to our principal accountants in connection with audit and audit-related, tax and other non-audit fees for the years ended December 31:

Service Type	2018	2017

Audit and Quarterly Review Fees (1)	$158,900	$152,400

Audit-Related Fees	-	-

Total	$158,900	$152,400

(1) Audit and quarterly review fees for the annual audit and review of financial statements included in the Company’s quarterly filings, including reimbursable expenses.

Audit Committee Policies and Procedures For Pre-Approval of Independent Auditor Services

The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

For audit services and audit-related fees, the independent auditor will provide the Committee with an engagement letter during the March-May quarter of each year outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as soon as practicable following receipt of the engagement letter. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services and other fees, Company management may submit to the Committee for approval (during May through September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report any action taken pursuant to this delegation to the Committee at its next meeting.

All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

OTHER INFORMATION

We maintain an internet website at http://www.widepoint.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendment to those reports, are available free of charge on our website immediately after they are filed with or furnished to the Securities and Exchange Commission. WidePoint’s Code of Business Conduct, Corporate Governance Principles and Charters of the Committees of the Board of Directors are also available free of charge on our website or by writing to WidePoint Corporation, 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030, c/o Corporate Secretary. WidePoint’s Code of Business Conduct applies to all directors, officers (including the Chief Executive Officer and Chief Financial Officer) and employees. Amendments to or waivers of the Code of Conduct granted to any of the Company’s directors or executive officers will be published on our website within five business days of such amendment or waiver.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2020 Annual Meeting must be received by the Secretary of the Company, 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030, no later than December 31, 2019 in order for them to be considered for inclusion in the 2020 Proxy Statement. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Based on our anticipated meeting date, a stockholder desiring to submit a proposal to be voted on at next year’s Annual Meeting of Stockholders, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to the Company no later than December 31, 2019. Failure to comply with that advance notice requirement will result in the proposal not being placed on the agenda at the meeting.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

WIDEPOINT CORPORATION
11250 Waples Mill Road
South Tower, Suite 210
Fairfax, VA 22030
ATTEN: Jin Kang

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | 0 | 0 | 0 |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees**

1a Jin Kang 1b Richard Todaro 1c Julia Bowen

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Approval of an advisory resolution on executive compensation. | 0 | 0 | 0 |

**The Board of Directors recommends you vote 3 YEARS on the following proposal:**

| | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|
| 3. An advisory resolution on the frequency of future advisory votes on executive compensation. | 0 | 0 | 0 | 0 |

**The Board of Directors recommends you vote FOR the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 4. To ratify the selection of Moss Adams LLP as the Company's independent accountants; and | 0 | 0 | 0 |

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | 0 | 0 |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Dat

Signature (Joint Owners) Dat

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**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

**WIDEPOINT CORPORATION**
**Annual Meeting of Stockholders**
**June 11, 2019 at 10:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Jin Kang and Jason Holloway, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WIDEPOINT CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 11, 2019, at the offices of Foley & Lardner LLP, located at 3000 K Street N.W, Sixth Floor, Washington D.C. 20007, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

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